EXHIBIT 10.4

ALCOA CORPORATION

TERMS AND CONDITIONS FOR RESTRICTED SHARE UNITS

ANNUAL DIRECTOR AWARDS

These terms and conditions, including Appendices A and B attached hereto (jointly, the “Award Terms”), are authorized by the Board of Directors (the “Board”) of Alcoa Corporation (the “Company”). They are deemed to be incorporated into and form a part of the applicable Award of Restricted Share Units issued as an annual equity award to a Director under the Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Terms (including “Shares”, which, for the avoidance of doubt, are listed on the New York Stock Exchange).

General Terms and Conditions

1.
This Award of Restricted Share Units is granted as the Participant’s annual equity award pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The number of Shares subject to this Award has been determined by dividing the dollar value of the annual equity award provided for under the Director Compensation Policy by the Fair Market Value of a Share on the grant date, rounded to the nearest number of whole Shares. Restricted Share Units are subject to the provisions of the Plan and the provisions of the Award Terms. If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Terms by the Board are binding on the Participant and the Company. A Restricted Share Unit is an undertaking by the Company to issue the number of Shares indicated in the Participant’s account with the Company’s designated stock plan broker or service provider (the “Broker”), subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein. A Participant has no voting rights or rights to receive dividends on Restricted Share Units, but the Board has authorized that dividend equivalents be accrued on Restricted Share Units, subject to vesting in accordance with paragraphs 2 and 4 below. Any dividend equivalents accrued on Restricted Share Units will be paid in the same manner and at the same time as the Shares underlying the Restricted Share Units to which they relate, as set forth in paragraph 5 below.

Vesting and Payment

2.
A Restricted Share Unit vests on the earlier of the one-year anniversary of the grant date and the next subsequent annual meeting of stockholders following the grant date.
3.
Except as provided in paragraph 4, if a Participant’s service with the Company is terminated before the Restricted Share Units vest, the Award is forfeited and is automatically canceled.
4.
The following are exceptions to the vesting rules:

•

Death or Disability: a Restricted Share Unit held by a Participant who dies while a Director or whose service as a Director terminates due to permanent and total disability (as defined below) is not forfeited but becomes fully vested as of the date of the Participant’s death or termination of service due to disability, as applicable.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Board.

Director Annual RSU (May 2026 Form)

•

Change in Control: to the extent that (i) a Replacement Award is not provided to the Participant following a Change in Control; or (ii) the Participant’s service is not continued by the successor or survivor corporation in connection with or following such Change in Control, the Restricted Share Units will become fully vested immediately prior to the consummation of the Change in Control subject to the Participant’s continued service through the date of such Change in Control.

5.
Payment. A Participant will receive one Share upon payment of each vested Restricted Share Unit. Payment of vested Restricted Share Units is governed by the Alcoa Corporation 2016 Deferred Fee Plan for Directors, as may be amended from time to time (the “Deferred Fee Plan”). Except as otherwise set forth in the Deferred Fee Plan, payment of vested Restricted Share Units will occur upon the earlier of the Participant’s “separation from service” (as defined in Section 409A of the Code and the Treasury Regulations thereunder) and the Participant’s death, within the payment periods specified in the Deferred Fee Plan. In accordance with the deferral election provisions of the Deferred Fee Plan, the Participant may elect to receive payment of the Participant’s vested Restricted Share Units in either a single lump sum or in ten (10) annual installments, except as otherwise required or recommended due to applicable local law or set forth in the Deferred Fee Plan. In the absence of such election by the Participant, vested Restricted Share Units will be paid in a single lump sum.

Taxes

6.
The Participant acknowledges that the Participant will consult with the Participant’s personal tax advisor regarding any income tax, social security contributions or other tax-related items (“Taxes”) that arise in connection with the Restricted Share Units. The Participant is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Company shall not be responsible for withholding any applicable Taxes, unless such withholding is required by applicable law. The Company may take such action as it deems appropriate to ensure that all Taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant, but only to the extent such withholding is required by applicable law. In this regard, the Company will have the power and the right to require the Participant to remit to the Company the amount necessary to satisfy federal, state and local taxes, U.S. or non-U.S., required by law or regulation to be withheld with respect to any taxable event arising as a result of the Restricted Share Units. Notwithstanding the foregoing, unless otherwise determined by the Board, any obligation to withhold Taxes will be met by the Company by (a) withholding from the Shares to be issued upon payment of the Restricted Share Units that number of Shares with a Fair Market Value on the payment date equal to the Taxes required to be withheld or (b) such other means as permitted by applicable law.

Beneficiaries

7.
If permitted by the Company, the Participant will be entitled to designate one or more beneficiaries to receive all Restricted Share Units that have not yet vested or that have vested but have not been paid at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form will generally be available from the Broker or may otherwise be obtained from the Company.
8.
Beneficiary designations on an approved form will be effective at the time received by the Company, including, as applicable, through submission to the Broker. A Participant may revoke a beneficiary designation at any time by written notice to the Company, including as applicable, through submission to the Broker, or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.
9.
Reserved.
10.
The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Restricted Share Unit prior to the death of the Participant who designated such beneficiary.
11.
Unless the Participant indicates on the form that a named beneficiary is to receive Restricted Share Units only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to

Director Annual RSU (May 2026 Form)

share equally in the Restricted Share Units. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Restricted Share Units.
12.
Should a beneficiary die after the Participant but before the Restricted Share Units are paid, such beneficiary’s rights and interest in the Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Restricted Share Unit, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren,” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”
13.
If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Restricted Share Units that have not yet vested or been paid at the time of death of the Participant will be paid to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution.

Adjustments

14.
In the event of an Equity Restructuring, the Board will equitably adjust each Restricted Share Unit as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each Restricted Share Unit; and (ii) adjusting the terms and conditions of the Restricted Share Units. The adjustments provided under this paragraph 14 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Board will determine whether an adjustment is equitable.

Miscellaneous Provisions

15.
Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Terms, no Shares issuable upon vesting and payment of the Restricted Share Units, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any applicable securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.
16.
Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Restricted Share Units shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Terms.
17.
Notices. Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, fax, or other electronic means, or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.
18.
Severability and Judicial Modification. If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.

Director Annual RSU (May 2026 Form)

19.
Successors. The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and the Participant’s heirs, beneficiaries, legatees and personal representatives, on the other hand.
20.
Appendices. Notwithstanding any provisions in the Award Terms, for Participants residing and/or providing services outside the United States, the Restricted Share Units shall be subject to the additional terms and conditions set forth in Appendix A to the Award Terms for all non-U.S. Participants and to any country-specific special terms and conditions for the Participant’s country set forth in Appendix B to the Award Terms. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, subject to compliance with Section 409A of the Code, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendix B will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Terms.
21.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Share Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
22.
Compliance with Code Section 409A. It is intended that the Restricted Share Units granted pursuant to the Award Terms be compliant with Section 409A of the Code and the Award Terms shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Terms and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Restricted Share Units granted pursuant to the Award Terms satisfy the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Terms or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
23.
Waiver. A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.
24.
No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
25.
Governing Law and Venue. As stated in the Plan, the Restricted Share Units and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Restricted Share Units will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).
26.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Director Annual RSU (May 2026 Form)

27.
Entire Agreement. The Award Terms, the Plan and the Deferred Fee Plan, if applicable, embody the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.

Acceptance of Award

28.
In accordance with Section 16(c) of the Plan (as in effect at the grant date), the Participant may reject the Restricted Share Units by notifying the Company within 30 days of the grant date that he or she does not accept the Restricted Share Units. Notwithstanding the foregoing, the Company may require the Participant to acknowledge and accept the Restricted Share Units in such manner and within such timeframe as may be requested by the Company. If such request is made, the Company has no obligation to issue Shares to the Participant if the Participant does not accept the Restricted Share Units. To the extent the Company does not make such request, the absence of rejection of the Restricted Share Units and the Award Terms constitutes acceptance.

Director Annual RSU (May 2026 Form)

APPENDIX A

TO THE ALCOA CORPORATION

Stock and Incentive Compensation Plan (as Amended and Restated)

Terms and Conditions for Restricted Share Units

For All Non-U.S. Participants

This Appendix A contains additional (or, if so indicated, different) terms and conditions that govern the Restricted Share Units if the Participant resides and/or provides services outside of the United States. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Terms and Conditions for Restricted Share Units (the “Terms and Conditions”).

A.
Termination of Services. The following language supplements paragraph 3 of the Terms and Conditions:

The Company will determine, in its sole discretion and in accordance with applicable law, when the Participant is no longer providing services for purposes of ceasing to vest in the Restricted Share Units (including whether the Participant may still be considered to be providing services while on a leave of absence).

B.
Responsibility for Taxes. The following language supplements paragraph 6 of the Terms and Conditions:

The Participant acknowledges that, regardless of any action taken by the Company or any Subsidiary, the ultimate liability for all Taxes is and remains the Participant’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary (to the extent such withholding is required). The Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of these Restricted Share Units, including, but not limited to, the grant, vesting or payment of Restricted Share Units, the subsequent sale of Shares acquired pursuant to the Restricted Share Units and the receipt of any dividends or dividend equivalents; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Share Units or any aspect of the Restricted Share Units to reduce or eliminate the Participant’s liability for Taxes or achieve any particular tax result. The Participant shall not make any claim against the Company or any Subsidiary, or their respective board, officers or employees, related to Taxes arising from this Award. Furthermore, if the Participant is subject to Taxes in more than one jurisdiction, the Participant acknowledges that the Company or a Subsidiary may be required to withhold or account for Taxes in more than one jurisdiction.

The Participant shall pay to the Company or any Subsidiary any amount of Taxes that the Company or any Subsidiary may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in paragraph 6 of the Terms and Conditions. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Taxes.

C.
Nature of Award. In accepting the Restricted Share Units, the Participant acknowledges, understands and agrees that:

a.
the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

b.
this Award of Restricted Share Units and the Participant’s participation in the Plan shall not create a right to, or be interpreted as forming, an employment contract with the Company;

c.
the Participant’s participation in the Plan is voluntary;

d.
the future value of the Shares subject to the Restricted Share Units is unknown and cannot be predicted with certainty;

Director Annual RSU (May 2026 Form)

e.
no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of this Award of Restricted Share Units resulting from termination of the Participant’s service as a Director (for any reason whatsoever and regardless of whether later found to be invalid or in breach of the laws of any applicable jurisdiction), and, in consideration of this Award of Restricted Share Units, the Participant irrevocably agrees never to institute any claim against the Company and any Subsidiary, waives the Participant’s ability, if any, to bring any such claim, and releases the Company and all Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

f.
unless otherwise provided in the Plan or by the Company in its discretion, this Award of Restricted Share Units and the benefits under the Plan evidenced by these Award Terms do not create any entitlement to have this Award of Restricted Share Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

g.
neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Share Units or of any amounts due to the Participant pursuant to the Restricted Share Units or the subsequent sale of any Shares acquired under the Plan.

D. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Award Terms and any other grant materials by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and this Award.

The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, nationality, any shares of stock held in the Company, details of all Restricted Share Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan and this Award.

The Participant understands that Data will be transferred to the Broker, or such additional or other stock plan service providers as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and this Award. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any other potential recipients of Data by contacting the Company. The Participant authorizes the Company, the Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan and this Award to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan and this Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and this Award. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s service as a Director will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Award of Restricted Share Units or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Company.

Director Annual RSU (May 2026 Form)

For more information, see the Alcoa Corporation Privacy Notice (available at https://www.alcoa.com/global/en/general/privacy).

E.
Language. By accepting the Award of Restricted Share Units, the Participant acknowledges that the Participant has agreed to the receipt of the Award Terms, the Plan and all other documents related to the Award in the English language. However, if the Participant has received these Award Terms, or any other document related to this Award of Restricted Share Units and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

F.
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should consult the Participant’s personal advisor on this matter.

G.
Foreign Asset/Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant acknowledges that the Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with all such requirements, and that the Participant should consult the Participant’s personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

Director Annual RSU (May 2026 Form)

APPENDIX B

TO THE ALCOA CORPORATION

Stock and Incentive Compensation Plan (as Amended and Restated)

Country-Specific Terms and Conditions for Restricted Share Units

For Non-U.S. Participants

Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and the Terms and Conditions for Restricted Share Units (the “Terms and Conditions”).

Terms and Conditions

This Appendix B includes special terms and conditions that govern the Restricted Share Units if the Participant resides and/or provides services in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the country in which the Participant is currently residing and/or providing services, or if the Participant transfers to another country after the grant of Restricted Share Units or is considered a resident of another country for local law purposes, the Board shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix B also includes information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of May 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant receives Shares with respect to the settlement of the Restricted Share Units or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the country in which the Participant currently provides services and/or resides, or if the Participant transfers to another country after the grant of the Restricted Share Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

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AUSTRALIA

Terms and Conditions

Restricted Share Unit Grants.

Any Restricted Share Units granted to the Participant are also subject to the terms of Appendix D to the Deferred Fee Plan and will be interpreted and administered accordingly.

Payment.

In accordance with the deferral election provisions in Appendix D to the Deferred Fee Plan, the Participant may not elect to receive payment of the Participant’s Restricted Share Units in ten (10) annual installments. All Restricted Share Units will be paid to the Participant in a single lump sum payment, in accordance with Section 5.2(a) and (b) of the Deferred Fee Plan, as modified by Sections D-1 and D-2 of Appendix D to the Deferred Fee Plan. Notwithstanding anything to the contrary in the Deferred Fee Plan and regardless of any deferral election or subsequent deferral election made by the Participant, a Participant who is tax resident in Australia will receive payment of any Restricted Share Units on the earlier of (i) six (6) months following the Participant’s separation from service in accordance with Section 5.2(b) of the Deferred Fee Plan or (ii) December 15 of the calendar year that is 14 years following the year in which the applicable Restricted Share Units are granted to the Participant, subject to Section 5.3 of the Deferred Fee Plan in the case of the Participant’s death.

Further, in no event will the Restricted Share Units carry any right to receive payment of any dividend equivalents in cash. To the extent the Board of Directors authorizes that dividend equivalents be accrued on Restricted Share Units, such dividend equivalents shall be paid in such whole number of Shares with a Fair Market Value at the time the Restricted Share Units are paid equal to the amount of dividend equivalents accrued on the Restricted Share Units at that time. Any fractional Shares attributable to dividend equivalents shall be rounded down to the nearest whole Share, and the Participant shall not be entitled to any consideration for such fractional Shares, or any other amount in respect of the accrued dividend equivalents.

Tax Information.

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).

Notifications

No Financial Advice.

Any advice given by any person in connection with the Restricted Share Units is general advice only, and Participants should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

Securities Law Information.

If a Participant acquires Shares and offers them for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participants should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information.

Director Annual RSU (May 2026 Form)

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participants will be required to file the report.

CANADA

Terms and Conditions

Restricted Share Unit Grants.

Any Restricted Share Units granted to the Participant are also subject to the terms of Appendix C to the Deferred Fee Plan and will be interpreted and administered accordingly.

Payment.

Notwithstanding anything to the contrary in the Terms and Conditions, a Participant will receive one Share upon payment of each Restricted Share Unit that vests pursuant to the Terms and Conditions. Further, notwithstanding anything to the contrary in the Terms and Conditions, the Company shall not have discretion to substitute a cash payment in lieu of Shares.

Further, in no event will the Restricted Share Units carry any right to receive payment of any dividend equivalents in cash. To the extent the Board of Directors authorizes that dividend equivalents be accrued on Restricted Share Units, such dividend equivalents shall be paid in such whole number of Shares with a Fair Market Value at the time the Restricted Share Units are paid equal to the amount of dividend equivalents accrued on the Restricted Share Units at that time. Any fractional Shares attributable to dividend equivalents shall be rounded down to the nearest whole Share, and the Participant shall not be entitled to any consideration for such fractional Shares, or any other amount in respect of the accrued dividend equivalents.

Withholding.

Notwithstanding anything to the contrary in the Terms and Conditions, the number of Shares otherwise required to be issued to a Participant on payment of the vested Restricted Share Units shall not be reduced to satisfy the payment of Taxes, except for at the election of a Participant, in the Participant’s sole discretion.

The Following Provisions Apply for Participants Resident in Quebec:

Consent to Receive Information in English.

The Participant acknowledges that it is the express wish of the parties that these Award Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de Conditions d’attribution, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Authorization to Release and Transfer Necessary Personal Information.

The following provision supplements paragraph D “Data Privacy” of Appendix A:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.

Director Annual RSU (May 2026 Form)

The Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in the Participant’s human resources file.

Notifications

Securities Law Information.

The Participant is permitted to sell Shares acquired under the Plan through the Broker, provided the Company is a “foreign issuer” that is not a reporting issuer in any jurisdiction in Canada and the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Stock is listed. For purposes hereof, a “foreign issuer” is an issuer that: (a) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (b) does not have its head office in Canada; and (c) does not have a majority of its executive officers or directors ordinarily resident in Canada. The Shares are currently traded on the New York Stock Exchange, which is located outside of Canada, under the ticker symbol “AA”, and Shares acquired under the Plan may be sold through this exchange.

Foreign Asset/Account Reporting Information.

The Participant is required to report the Participant’s foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Foreign property includes Shares acquired under the Plan, and may include Restricted Share Units granted under the Plan. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the Fair Market Value of the Shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares. The Participant should consult with the Participant’s personal tax advisor to determine the Participant’s reporting requirements.

Director Annual RSU (May 2026 Form)